UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2024
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 North Sam Houston Parkway West, Suite 400
Houston,	TX	77086
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 10, 2024, Oceaneering held its annual meeting of shareholders. The matters voted on and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, as applicable, were as stated below:

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The three nominees proposed by our Board of Directors were elected as Class II directors for a three-year term that is scheduled to expire at Oceaneering’s 2027 annual meeting of shareholders, and the voting results were set forth below:

Name of Director	For	Withheld	Broker Non-Votes

Karen H. Beachy	91,919,993	1,967,075	3,779,129
Deanna L. Goodwin	91,690,177	2,196,891	3,779,129
Steven A. Webster	74,885,220	19,001,848	3,779,129

2.	The resolution to approve, on an advisory basis, the compensation of Oceaneering's named executive officers was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

88,063,068	5,703,026	120,947	3,779,129

3.	The appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2024 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes

94,542,093	3,061,599	62,505	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	May 13, 2024	By:	/S/ JENNIFER F. SIMONS
Jennifer F. Simons
Senior Vice President, Chief Legal Officer
and Secretary

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